Execution version

May 10, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02110

Attention: Michael Hug, Vice President

Re:	SYNTAX ETF TRUST (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new series of shares as listed in Appendix A, respectively (the “Fund(s)”), which were approved by the Trust’s Board as of March 3, 2022 and which are expected to be effective as of June 7, 2022.

In accordance with Section 20.6.2, the Additional Portfolios provision, of the Master Custodian Agreement dated as of July 20, 2017, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio(s) under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SYNTAX ETF TRUST
on behalf of:
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified SmallCap ETF
Syntax Stratified U.S. Total Market Hedged ETF
Syntax Stratified U.S. Total Market ETF
Syntax Stratified LargeCap II ETF
Syntax Stratified Total Market II ETF
By:
Name:
Title:	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:	, Duly Authorized

Effective Date: June 7, 2022

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

(as of May 10, 2022)

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF

Syntax ETF Trust

Syntax Stratified U.S. Total Market Hedged ETF

Syntax Stratified U.S. Total Market ETF

Syntax Stratified LargeCap ETF

Syntax Stratified MidCap ETF

Syntax Stratified SmallCap ETF

Syntax Stratified LargeCap II ETF

Syntax Stratified Total Market II ETF